CONSENT OF PRICEWATERHOUSECOOPERS LLP

Exhibit 23.2

Accountant's Consent

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Abrams Industries, Inc., of our report dated June 2, 2000 relating to the financial statements, which appears in the Annual Report on Form 10-K for the year ended April 30, 2000.

/s/ PRICEWATERHOUSECOOPERS LLP

Atlanta, Georgia
September 26, 2000